UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	February 17, 2019

Vishay Precision Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34679	27-0986328
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

3 Great Valley Parkway, Suite 150
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

(484) 321-5300
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On February 17, 2019, Vishay Advanced Technologies Ltd. (“VPG Advanced Technologies”), an indirect wholly-owned subsidiary of Vishay Precision Group, Inc. (the “Company”), entered into a Lease Agreement (the “Lease Agreement”) as tenant with Mega Or Holdings Ltd, as landlord (the “Landlord”). The Lease Agreement provides that VPG Advanced Technologies shall lease from the Landlord a new building (the “Building”) containing approximately 11,279 square meters, to be built by the Landlord for VPG Advanced Technologies in Modi’in, Israel. The Company intends to consolidate certain of its existing operations in Israel to the Building and expects to commence occupancy in December 2019. This new facility is designed to expand the capability of the Company's advance sensors product line and streamline operations as production increases.

The Lease Agreement has an initial term of 12 years and six months with a monthly rent of NIS 430,000 (four hundred and thirty thousand New Israel Shekels), subject to adjustment for inflation in accordance with the Consumer Price Index set by the Central Bureau of Statistics in Israel, plus applicable VAT, and subject to certain other adjustments set forth in the Lease Agreement. Thereafter the Lease Agreement shall be automatically extended for (i) two subsequent five year terms and (ii) one final 29 month term, in each case unless VPG Advanced Technologies provides twelve months prior written notice of termination. The monthly rent shall increase 5% in each of the three additional terms and shall be subject to adjustment for inflation in accordance with the Consumer Price Index set by the Central Bureau of Statistics in Israel. In addition to the rent payments VPG Advanced Technologies shall also be responsible for maintenance and repairs in the ordinary course and certain costs and expenses.

VPG Advanced Technologies shall have the right to sublease up to 80% of the Building provided that certain terms and conditions are met. In addition, at the end of the initial lease term VPG Advanced Technologies shall have the option to purchase the Building and the underlying land (approximately 8,700 square meters) from the Landlord for approximately NIS 103,200,000 ( one hundred three million two hundred thousand New Israel Shekels) and subject to other terms and conditions set forth in a sale agreement, substantially in form attached to the Lease Agreement as Appendix G.

The foregoing description of the Lease Agreement is qualified in its entirety by reference to the complete text of the Lease Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Lease Agreement between Vishay Advanced Technologies Ltd and Mega Or Holdings Ltd, dated as of February 17, 2019.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vishay Precision Group, Inc.

Date: February 19, 2019	By:	/s/ William M. Clancy
Name: William M. Clancy
Title: Executive Vice President and Chief
Financial Officer